Douglas Emmett, Inc.	EXECUTIVE SUMMARY

We are one of the largest owners and operators of high-quality office and multifamily properties located in the premier coastal submarkets of Southern California and Hawaii.  Our properties are concentrated in ten submarkets – Beverly Hills, Brentwood, Burbank, Century City, Honolulu, Olympic Corridor, Santa Monica, Sherman Oaks/Encino, Warner Center/Woodland Hills and Westwood.  We focus on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities.  We operate as a REIT and are listed on the New York Stock Exchange under the symbol DEI.

First Quarter 2012 Executive Summary

•
Leasing.  In our office portfolio, the almost 69,000 square feet of positive absorption we achieved in the first quarter was our fifth consecutive quarter of positive absorption and our best since the first quarter of 2007.  Our multifamily portfolio remains fully leased, with average asking rents 7.2% higher than in the first quarter of 2011.

•
Funds From Operations:   Funds From Operations (FFO) (adjusted1) for the quarter ended March 31, 2012 totaled $59.9 million, or $0.35 per diluted share, compared to $64.4 million, or $0.41 per diluted share, for the quarter ended March 31, 2011.  GAAP net income attributable to common stockholders for the three months ended March 31, 2012 was $5.4 million.

•	Same Property Cash NOI. Our same property cash NOI in the first quarter of 2012 was 2.4% higher than in the first quarter of 2011.

•
Acquisitions:  On March 1, 2012, we acquired a 16.3% equity interest in one of our institutional funds for approximately $33.4 million from a European investor that was rebalancing its portfolio.  The fund involved owns six Class A office buildings, aggregating approximately 1.4 million square feet, in our submarkets, as well as an interest of approximately 10% in our second fund.

•	Financings: During the first quarter of 2012, we significantly reduced our leverage:

o	We sold 6.9 million shares of our common stock in open market transactions through our “at the market” stock offering program for net proceeds of approximately $128.2 million.
o	We closed a seven year, secured, non-recourse $155 million dollar term loan with fixed interest at 4% per annum.
o	We used these proceeds and a portion of our cash on hand to reduce our outstanding consolidated debt by $367 million, including all of our debt scheduled to mature in 2012.

•	Dividends: We increased our quarterly cash dividend by 15% to $0.15 per share, or an annualized $0.60 per share. We paid the dividend on April 13, 2012 to shareholders of record as of March 30, 2012.

•
Annual Meeting: Our Annual Meeting of Stockholders will be held at 9:00 a.m. Pacific Time on Thursday, May 24, 2012 at the Sheraton Delfina Hotel, located at 530 West Pico Blvd., Santa Monica, California  90405.  Shareholders of record as of March 30, 2012 will be entitled to vote in person or by proxy at the meeting.

•
Guidance:  We maintained our 2012 FFO guidance range at $1.33 - $1.39 per diluted share.  Further details on the guidance and the underlying assumptions will be discussed in more detail on our quarterly call on Wednesday, May 2, 2012.  A rebroadcast will be available for 90 days on our website at www.douglasemmett.com.

1 We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), adjusted to treat debt interest rate swaps as terminated for all purposes in the quarter of termination.  Please see the page titled "Definitions" at the end of this quarterly package for this and other definitions.

Douglas Emmett, Inc.	TABLE OF CONTENTS

This First Quarter 2012 Earnings Results and Operating Information supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  You should not rely on forward looking statements as predictions of future events.  Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us.  These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern California and Honolulu; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Douglas Emmett, Inc.	CORPORATE DATA as of March 31. 2012

Number of office properties owned	58
Square feet owned (in thousands)	14,674
Office leased rate	89.8%
Office occupied rate	87.9%
Office leased rate (excluding 8 properties owned by our unconsolidated real estate funds)	90.6%
Office occupied rate (excluding 8 properties owned by our unconsolidated real estate funds)	88.8%
Number of multifamily properties owned	9
Number of multifamily units owned	2,868
Multifamily leased rate	99.8%

Market capitalization (in thousands, except price per share):
Closing price per share of common stock (NYSE:DEI)	$22.81
Shares of common stock outstanding	139,631
Fully diluted shares outstanding	173,013
Equity capitalization (1)	$3,946,417
Net debt(2)	$3,100,612
Total enterprise value	$7,047,029
Net debt/total enterprise value	44%

(1)	Common equity capitalization represents our fully diluted shares multiplied by the closing price of our stock.
(2)	Net Debt consists of our consolidated debt, net of our existing cash and cash equivalents. It excludes the debt of our unconsolidated real estate funds.

NOTE:  Please see the page titled "Definitions" at the end of this quarterly package for certain definitions.

Douglas Emmett, Inc.	PROPERTY SUMMARY as of March 31, 2012

Warner Center
LA Pierce College
Woodland Hills
Tarzana
Encino
Sherman Oaks
Valley Glen
North Hollywood
Burbank
Verdugo Hills
Valley Village
NoHo Arts District
Toluca Lake
Universal Studios
Studio City
Hollywood Knolls
Glendale
Occidental College
SANTA MONICA MOUNTAINS
Hollywood
West Hollywood
Beverly Hills
Bel Air Country Club
Getty Museum
UCLA
Los Angeles Country Club
Los Angeles
Dodger Stadium
Westwood
Brentwood
Century City
Miracle Mile
Koreatown
DOWNTOWN
Malibu
Pacific Palisades
WESTSIDE
Santa Monica
Santa Monica Municipal Airport
Culver City
USC
Crenshaw
Santa Monica Bay
PACIFIC OCEAN
Marina del Rey
Loyola Marymount University
N

Douglas Emmett, Inc.	BOARD OF DIRECTORS AND EXECUTIVE OFFICERS as of March 31, 2012

Corporate Offices
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

Our Board of Directors

Dan A. Emmett	Chairman of the Board – Douglas Emmett, Inc

Jordan L. Kaplan	Chief Executive Officer and President – Douglas Emmett, Inc.

Kenneth M. Panzer	Chief Operating Officer – Douglas Emmett, Inc.

Christopher Anderson	Retired Real Estate Executive and Investor

Leslie E. Bider	Chief Executive Officer – PinnacleCare

Dr. David T. Feinberg	Chief Executive Officer – University of California, Los Angeles (UCLA) Hospital System Associate Vice Chancellor – UCLA Health Sciences

Ghebre Selassie Mehreteab	Former Chief Executive Officer – NHP Foundation

Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer – Macerich Company

Dr. Andrea L. Rich	Former President and Chief Executive Officer – Los Angeles County Museum of Art (LACMA) Former Executive Vice Chancellor and Chief Operating Officer – UCLA

Our Executive Officers

Dan A. Emmett	Chairman of the Board

Jordan L. Kaplan	Chief Executive Officer and President

Kenneth M. Panzer	Chief Operating Officer

William Kamer	Chief Investment Officer

Theodore E. Guth	Chief Financial Officer

For more information, please visit our website at www.douglasemmett.com or contact:

Stuart McElhinney, Vice President, Investor Relations
(310) 255-7745
smcelhinney@douglasemmett.com

Douglas Emmett, Inc.

CONSOLIDATED
FINANCIAL RESULTS

Douglas Emmett, Inc.	BALANCE SHEETS (in thousands)

	March 31, 2012	December 31, 2011
	(unaudited)
Assets
Investment in real estate:
Land	$851,679	$851,679
Buildings and improvements	5,234,806	5,233,692
Tenant improvements and lease intangibles	656,584	640,647
Investment in real estate, gross	6,743,069	6,726,018
Less: accumulated depreciation	(1,165,416)	(1,119,619)
Investment in real estate, net	5,577,653	5,606,399
Cash and cash equivalents	155,528	406,977
Tenant receivables, net	1,495	1,722
Deferred rent receivables, net	60,739	58,681
Interest rate contracts	58	699
Acquired lease intangible assets, net	5,929	6,379
Investment in unconsolidated real estate funds	151,025	117,055
Other assets	29,949	33,690
Total assets	$5,982,376	$6,231,602

Liabilities
Secured notes payable	$3,256,140	$3,623,096
Unamortized non-cash debt premium	-	1,060
Interest rate contracts	92,545	98,417
Accrued interest payable	10,100	10,781
Accounts payable and accrued expenses	46,573	44,499
Acquired lease intangible liabilities, net	81,474	86,801
Security deposits	34,200	33,954
Dividends payable	20,945	17,039
Total liabilities	3,541,977	3,915,647

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,396	1,311
Additional paid-in capital	2,612,542	2,461,649
Accumulated other comprehensive income (loss)	(82,743)	(89,180)
Accumulated deficit	(524,232)	(508,674)
Total Douglas Emmett, Inc. stockholders' equity	2,006,963	1,865,106
Noncontrolling interests	433,436	450,849
Total equity	2,440,399	2,315,955
Total liabilities and equity	$5,982,376	$6,231,602

Douglas Emmett, Inc.	QUARTERLY OPERATING RESULTS (unaudited and in thousands, except per share data)

	Three Months Ended March 31,

	2012	2011

Revenues:
Office rental:
Rental revenues	$98,038	$99,210
Tenant recoveries	9,975	9,325
Parking and other income	17,257	16,860
Total office revenues	125,270	125,395
Multifamily rental:
Rental revenues	16,748	16,045
Parking and other income	1,370	1,151
Total multifamily revenues	18,118	17,196
Total revenues	143,388	142,591
Operating Expenses:
Office expenses	40,947	40,604
Multifamily expenses	4,930	4,749
General and administrative	6,700	7,486
Depreciation and amortization	45,797	57,153
Total operating expenses	98,374	109,992
Operating income	45,014	32,599
Other income	233	256
Loss, including depreciation, from unconsolidated real estate funds	(984)	(1,524)
Interest expense	(37,561)	(31,676)
Net income (loss)	6,702	(345)
Less: Net income attributable to noncontrolling interests	(1,316)	(4)
Net income (loss) attributable to common stockholders	$5,386	$(349)
Net income per common share – basic	$0.04	$(0.00)
Net income per common share – fully diluted	$0.04	$(0.00)
Weighted average shares of common stock outstanding – basic	138,399	124,210
Weighted average shares of common stock outstanding – fully diluted	171,816	124,210 (1)

(1)
For the three months ended March 31, 2011, all potentially dilutive instruments, including OP units, stock options, and LTIP units have been excluded from the computation of weighted average dilutive shares outstanding because they were not dilutive.

NOTE:  Please see the page titled "Definitions" at the end of this quarterly package for certain definitions.

Douglas Emmett, Inc.	FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS (unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011

Funds From Operations (FFO)
Net income (loss) attributable to common stockholders	$5,386	$(349)
Depreciation and amortization of real estate assets	45,797	57,153
Net income attributable to noncontrolling interests	1,316	4
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	3,074	3,120
FFO (before adjustments for terminated swaps)	55,573	59,928
Amortization of accumulated other comprehensive income as a result of terminated swaps (1)	4,347	4,430
FFO (after adjustments for terminated swaps)	$59,920	$64,358

Adjusted Funds From Operations (AFFO)
FFO (after adjustments for terminated swaps)	$59,920	$64,358
Straight-line rent adjustment	(2,058)	(3,425)
Amortization of acquired above and below market leases	(4,877)	(5,362)
Amortization of interest rate contracts and loan premium	(996)	(3,189)
Amortization of prepaid financing	1,155	1,379
Recurring capital expenditures, tenant improvements and leasing commissions	(13,827)	(7,838)
Non-cash compensation expense	2,181	2,479
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	(349)	(569)
AFFO	$41,149	$47,833

Weighted average share equivalents outstanding - fully diluted	171,816	157,983
FFO per share- fully diluted	$0.35	$0.41
Dividends per share declared	$0.15	$0.10
AFFO payout ratio	62.04	32.69%

(1)
We terminated certain interest rate swaps in November 2010 and December 2011 in connection with the refinancing of related loans.  In calculating FFO, we make an adjustment to treat debt interest rate swaps as terminated for all purposes in the quarter of termination.  In contrast, under GAAP, terminated swaps can continue to impact net income over their original lives as if they were still outstanding.  In the first quarter of 2011, GAAP net income was reduced by $4.4 million as a result of swaps terminated in November 2010.  However, we offset that by an equivalent amount in calculating FFO, leaving a net zero impact as a result of terminated swaps on our first quarter 2011 FFO.  Similarly, in the first quarter of 2012, GAAP net income was reduced by $4.3 million with respect to the swaps terminated in December 2011.  However, we offset that by an equivalent amount in calculating FFO, leaving a net zero impact as a result of terminated swaps on our first quarter 2012 FFO.

NOTE:  Please see the page titled "Definitions" at the end of this quarterly package for certain definitions.

Douglas Emmett, Inc.	SAME PROPERTY STATISTICAL AND FINANCIAL DATA (unaudited and in thousands, except statistics)

	As of March 31,

	2012	2011

Same Property Office Statistics
Number of properties	50	50
Rentable square feet	12,851,200	12,849,908
Ending % leased	90.6%	89.8%
Ending % occupied	88.8%	87.9%
Quarterly average % occupied	88.6%	88.0%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
Ending % leased	99.8%	99.6%

	Three Months Ended March 31,		% Favorable
	2012	2011	(Unfavorable)

Same Property Net Operating Income - GAAP Basis
Total office revenues	$125,270	$125,395	(0.1	) %
Total multifamily revenues	18,118	17,196	5.4
Total revenues	143,388	142,591	0.6

Total office expense	(40,947)	(40,604)	(0.8)
Total multifamily expense	(4,930)	(4,749)	(3.8)
Total property expense	(45,877)	(45,353)	(1.2)

Same Property NOI - GAAP basis	$97,511	$97,238	0.3%

Same Property Net Operating Income - Cash Basis
Total office revenues	$119,224	$117,510	1.5%
Total multifamily revenues	17,273	16,339	5.7
Total revenues	136,497	133,849	2.0

Total office expense	(40,992)	(40,649)	(0.8)
Total multifamily expense	(4,930)	(4,749)	(3.8)
Total property expense	(45,922)	(45,398)	(1.2)

Same Property NOI - cash basis	$90,575	$88,451	2.4%

NOTE:  Please see the page titled "Definitions" at the end of this quarterly package for certain definitions.

Douglas Emmett, Inc.	RECONCILIATION OF SAME PROPERTY NOI TO GAAP NET INCOME (LOSS) (unaudited and in thousands)

	Three Months Ended March 31,
	2012	2011

Same property office revenues - cash basis	$119,224	$117,510
GAAP adjustments	6,046	7,885
Same property office revenues - GAAP basis	125,270	125,395

Same property multifamily revenues - cash basis	17,273	16,339
GAAP adjustments	845	857
Same property multifamily revenues - GAAP basis	18,118	17,196

Same property revenues - GAAP basis	143,388	142,591

Same property office expenses - cash basis	(40,992)	(40,649)
GAAP adjustments	45	45
Same property office expenses - GAAP basis	(40,947)	(40,604)

Same property multifamily expenses - cash basis	(4,930)	(4,749)
GAAP adjustments	-	-
Same property multifamily expenses - GAAP basis	(4,930)	(4,749)

Same property expenses - GAAP basis	(45,877)	(45,353)

Same property Net Operating Income (NOI) - GAAP basis	97,511	97,238
General and administrative expenses	(6,700)	(7,486)
Depreciation and amortization	(45,797)	(57,153)

Operating income	45,014	32,599
Other income	233	256
Loss, including depreciation, from unconsolidated real estate funds	(984)	(1,524)
Interest expense	(37,561)	(31,676)
Net income (loss)	6,702	(345)
Less: Net income attributable to noncontrolling interests	(1,316)	(4)
Net income (loss) attributable to common stockholders	$5,386	$(349)

NOTE:  Please see the page titled "Definitions" at the end of this quarterly package for certain definitions.

Douglas Emmett, Inc.	OPERATING RESULTS OF UNCONSOLIDATED REAL ESTATE FUNDS(1) (unaudited and in thousands)

	Three Months Ended March 31,
Summary Income Statement of Unconsolidated Real Estate Funds	2012	2011

Office revenues	$15,116	$14,198
Office expenses	(5,799)	(5,866)
NOI	9,317	8,332
General and administrative	(64)	(54)
Depreciation and amortization	(6,812)	(7,249)
Operating income	2,441	1,029
Other income (expense)	3	(36)
Interest expense	(5,926)	(5,875)
Net loss	$(3,482)	$(4,882)

FFO of Unconsolidated Real Estate Funds

Net loss	$(3,482)	$(4,882)
Add back: depreciation and amortization	6,812	7,249
FFO	$3,330	$2,367

	Three Months Ended March 31,
Douglas Emmett's Share of the Unconsolidated Real Estate Funds (2)	2012	2011

Our share of the unconsolidated real estate funds' net loss	$(1,856)	$(2,268)
Add back: our share of the funds' depreciation and amortization	3,246	3,274
Equity allocation and basis difference	872	744
Our share of the unconsolidated real estate funds' FFO	$2,262	$1,750

(1)
We manage, and have a significant investment in, two unconsolidated institutional real estate funds which owned 8 properties at March 31, 2012.  With limited exceptions, these unconsolidated Funds are our exclusive investment vehicle until October 2012, using our same underwriting and leverage principles and focusing primarily on our same markets.  Our unconsolidated Funds have combined equity commitments totaling $554.7 million, of which approximately $167.3 million remained undrawn as of March 31, 2012.  These amounts included commitments from us of $246.4 million, of which $38.5 million remained undrawn as of March 31, 2012.  We receive a pro rata share of any distributions based on our investment, additional distributions based on the total committed capital and a carried interest if the investors’ distributions exceed a hurdle rate.  We also receive fees and reimbursement of expenses for managing our unconsolidated Funds’ properties.

(2)
We acquired a 16.3% interest in Douglas Emmett Fund X, LLC on March 1, 2012, increasing (i) our weighted average interest in that fund to 54.24% for the quarter ended March 31, 2012 from 48.82% for the quarter ended March 31, 2011, and (ii) our weighted average interest in Douglas Emmett Partnership X, LP to 22.01% for the quarter ended March 31, 2012 from 21.52% for the quarter ended March 31, 2011.

NOTE:  Please see the page titled "Definitions" at the end of this quarterly package for certain definitions.

Douglas Emmett, Inc.	DEBT BALANCES (unaudited and in thousands)

Consolidated Debt	at March 31, 2012		Effective Annual Rate (2)(3)	Maturity Date
	$16,140	(4)	LIBOR + 1.85%	03/03/14
	111,920	(5)	DMBS + 0.707%	02/01/15
	340,000		4.77%	04/01/15
	82,000		LIBOR + 0.62%	02/01/16
	18,000		5.82%	06/01/17
	400,000		4.45%	10/02/17
	510,000		4.12%	04/02/18
	530,000		3.74%	08/01/18
	355,000	(6)	4.14%	08/05/18
	155,000	(7)	4.00%	02/01/19
	350,000	(8)	4.46%	03/01/20	(9)
	388,080		3.65%	11/02/20
	$3,256,140

(1)
As of March 31, 2012, the weighted average remaining life of our outstanding debt was 6.1 years.  Of the $3.05 billion of debt on which the interest rate was fixed under the terms of the loan or a swap, the weighted average remaining life was 6.3 years, the weighted average remaining period during which interest was fixed was 4.6 years and the weighted average annual interest rate was 4.16%.  Including the non-cash amortization of interest rate contracts and prepaid financing, the effective weighted average interest rate was 4.44%.  Except as otherwise noted, each loan is secured by a separate collateral pool consisting of one or more properties, requiring monthly payments of interest only with outstanding principal due upon maturity.

(2)	Includes the effect of interest rate contracts and excludes amortization of prepaid financing, all shown on an actual/360-day basis.
(3)
The termination date of swaps fixing the rate on these loans is generally one to two years prior to the maturity of the loan as follows: $340 million loan, Jan-2013; $18 million loan, Jun-2012; $400 million loan, Jul-2015; $510 million loan, Apr-2016; $530 million loan, Aug-2016; and $388.08 million loan, Nov-2017.

(4)	The borrower is a consolidated entity in which our Operating Partnership owns a two-thirds interest.
(5)	The loan has a $75 million tranche bearing interest at DMBS + 0.76% and a $36.92 million tranche bearing interest at DMBS + 0.60%
(6)	Interest-only until February 2016, with principal amortization thereafter based upon a 30-year amortization table.
(7)	Interest-only until February 2015, with principal amortization thereafter based upon a 30-year amortization table.
(8)	Interest at a fixed interest rate until March 1, 2018 and a floating rate thereafter, with interest-only payments until March 2014 and payments thereafter based upon a 30-year amortization table.
(9)	Extension of the maturity date past March 1, 2018 is subject to certain conditions.

Our Share of Unconsolidated Fund Debt	at Mar. 31, 2012		Effective Annual Fixed Rate	Maturity Date
	$237,592	(1)	5.52%	08/19/13
	12,661	(2)	5.67%	04/01/16
	$250,253

(1)
Represents our share of a $365 million loan to one of our unconsolidated real estate Funds.  Secured by six properties in a collateralized pool.  Requires monthly payments of interest only, with outstanding principal due upon maturity.  The termination date of the swaps fixing the rate on this loan is September 2012.

(2)	Represents our share of a $55.0 million amortizing loan to one of our unconsolidated real estate Funds. Secured by one property. Requires monthly payments of principal and interest.

Douglas Emmett, Inc.

PORTFOLIO DATA

Douglas Emmett, Inc.	OFFICE PORTFOLIO SUMMARY as of March 31, 2012

Submarket	Number of Properties	Rentable Square Feet	Square Feet as a Percent of Total

Beverly Hills	7	1,416,762	9.6%
Brentwood	14	1,700,885	11.6
Burbank	1	420,949	2.9
Century City	3	916,059	6.2
Honolulu	4	1,716,698	11.7
Olympic Corridor	5	1,098,068	7.5
Santa Monica	8	970,704	6.6
Sherman Oaks/Encino	11	3,181,254	21.7
Warner Center/Woodland Hills	3	2,855,909	19.5
Westwood	2	396,807	2.7
Total	58	14,674,095	100.0%

NOTE:  Please see the page titled "Definitions" at the end of this quarterly package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO PERCENT LEASED AND IN-PLACE RENTS as of March 31, 2012

Submarket	Percent Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot (2)	Monthly Rent Per Leased Square Foot

Beverly Hills	90.8%	$50,914,353	$42.20	$3.52
Brentwood	85.9	54,854,796	38.92	3.24
Burbank	100.0	14,325,620	34.03	2.84
Century City	95.5	32,360,312	37.54	3.13
Honolulu	90.4	47,807,389	32.59	2.72
Olympic Corridor	90.7	32,048,281	32.94	2.75
Santa Monica (3)	97.7	50,619,392	54.24	4.52
Sherman Oaks/Encino	93.2	91,432,921	32.04	2.67
Warner Center/Woodland Hills	80.8	66,103,552	29.55	2.46
Westwood	91.2	12,984,348	37.28	3.11
Total / Weighted Average	89.8	$453,450,964	35.67	2.97

Recurring Capital Expenditures
- Office (per rentable square foot) for the three months ended March 31, 2012			$0.04

(1)	Includes 277,858 square feet with respect to signed leases not yet commenced.
(2)	Represents annualized rent divided by leased square feet (excluding 277,858 square feet with respect to signed leases not commenced).
(3)	Includes $1,332,386 of annualized rent attributable to our corporate headquarters at our Lincoln/Wilshire property.

NOTE:  Please see the page titled "Definitions" at the end of this quarterly package for certain definitions.

Douglas Emmett, Inc.	MULTIFAMILY PORTFOLIO SUMMARY as of March 31, 2012

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	33%
Honolulu	2	1,098	38
Santa Monica	2	820	29
Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit

Brentwood	99.6%	$23,261,441	$2,049
Honolulu	100.0	18,995,028	1,442
Santa Monica(1)	99.8	22,387,296	2,281
Total / Weighted Average	99.8	$64,643,765	$1,882

Recurring Capital Expenditures
- Multifamily (per unit) for the three months ended March 31, 2012	$110

(1)	Excludes 8,013 square feet of ancillary retail space generating annualized rent of $221,971.

NOTE:  Please see the page titled "Definitions" at the end of this quarterly package for certain definitions.

Douglas Emmett, Inc.	OFFICE TENANT DIVERSIFICATION (1.0% or Greater of Annualized Rent) as of March 31, 2012

	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner (2)	4	4	2013-2020	625,748	4.3%	$21,409,630	4.7%
William Morris Endeavor (3)	2	1	2027	159,333	1.1	7,775,553	1.7
AIG (Sun America Life Insurance)	1	1	2013	182,010	1.2	6,052,536	1.4
Bank of America (4)	12	9	2012-2018	132,508	0.9	5,447,280	1.2
The Macerich Partnership, L.P.	1	1	2018	90,832	0.6	4,579,779	1.0
Total	20	16		1,190,431	8.1%	$45,264,778	10.0%

(1)
Expiration dates are per leases and do not assume exercise of renewal, extension or termination options.  For tenants with multiple leases, other than storage, ATM and similar leases, expirations are shown as a range.

(2)
Includes a 10,000 square foot lease expiring in October 2013, a 150,000 square foot lease expiring in April 2016, a 421,000 square foot lease expiring in September 2019 and a 45,000 square foot lease expiring in December 2020.

(3)
Includes a 157,000 square foot lease expiring in June 2027 and a 2,000 square foot month-to-month storage lease.  Does not include an additional 19,000 square feet under leases that commence in 2012 and 2013, expiring in 2027.

(4)
Includes a 21,000 square foot lease expiring in September 2012, an 8,000 square foot lease expiring in July 2013, a 7,000 square foot lease expiring in March 2014, a 9,000 square foot lease expiring in September 2014, an 11,000 square foot lease expiring in October 2014, an 11,000 square foot lease expiring in November 2014, a 4,000 square foot lease expiring in February 2015, a 21,000 square foot lease expiring in February 2015, a 6,000 square foot lease expiring in May 2015, a 23,000 square foot lease expiring in December 2015, a 12,000 square foot lease expiring in March 2018 and a small ATM lease.

NOTE:  Please see the page titled "Definitions" at the end of this quarterly package for certain definitions.

Douglas Emmett, Inc.	INDUSTRY DIVERSIFICATION as of March 31, 2012

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	463	18.5%
Financial Services	300	14.2
Entertainment	141	12.5
Real Estate	170	9.7
Accounting & Consulting	283	8.7
Health Services	310	8.0
Insurance	104	7.8
Retail	185	6.8
Technology	103	4.6
Advertising	69	3.1
Public Administration	66	2.4
Educational Services	22	1.6
Other	94	2.1
Total	2,310	100.0%

Industry Diversification (Percentage of Annualized Rent)

Entertainment
12%
Real Estate
10%
Accounting &
Consulting
9%
Financial Services
14%
Health Services
8%
Legal
18%
Insurance
8%
Retail
7%
Other
2%
Educational
Services
2%
Public
Administration
2%
Advertising
3%
Technology
5%

NOTE:  Please see the page titled "Definitions" at the end of this quarterly package for certain definitions.
.

Douglas Emmett, Inc.	OFFICE LEASE DISTRIBUTION as of March 31, 2012

	Number of Leases	Leases as a Percent of Total	Rentable Square Feet		Square Feet as a Percent of Total	Annualized Rent	Annualized Rent as a Percent of Total

2,500 or less	1,199	51.9%	1,617,906		11.0%	$57,706,604	12.7%
2,501-10,000	804	34.8	3,873,641		26.4	136,443,305	30.1
10,001-20,000	202	8.8	2,795,921		19.0	101,572,587	22.4
20,001-40,000	81	3.5	2,190,384		14.9	76,249,294	16.8
40,001-100,000	19	0.8	1,197,708		8.2	45,140,164	10.0
Greater than 100,000	5	0.2	1,035,794		7.1	36,339,010	8.0
Subtotal	2,310	100%	12,711,354	(2)	86.6%	453,450,964	100%
Signed leases not commenced	-	-	277,858		1.9	-	-
Available	-	-	1,499,193		10.2	-	-
Building Management Use	-	-	100,629		0.7	-	-
BOMA Adjustment(1)	-	-	85,061		0.6	-	-
Total	2,310	100%	14,674,095		100%	$453,450,964	100%

(1)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.
(2)	Average tenant size is approximately 5,500 square feet. Median tenant size is approximately 2,400 square feet.

NOTE:  Please see the page titled "Definitions" at the end of this quarterly package for certain definitions.

Douglas Emmett, Inc.	OFFICE LEASE EXPIRATIONS as of March 31, 2012

Year of Lease Expiration	Number of Leases Expiring	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

2012	380	1,267,722	8.6%	$45,287,353	10.0%	$35.72	$35.86
2013	455	1,895,201	12.9	73,526,533	16.2	38.80	39.95
2014	404	1,904,094	13.0	67,570,724	14.9	35.49	37.45
2015	317	1,677,500	11.4	56,983,202	12.6	33.97	36.93
2016	303	1,760,066	12.0	58,960,675	13.0	33.50	36.84
2017	219	1,390,030	9.5	46,583,471	10.3	33.51	37.10
2018	88	698,664	4.8	28,410,306	6.3	40.66	47.11
2019	47	844,275	5.8	29,597,518	6.5	35.06	42.15
2020	45	447,625	3.0	15,143,816	3.3	33.83	42.28
2021	35	395,036	2.7	13,310,147	2.9	33.69	41.02
Thereafter	17	431,141	2.9	18,077,219	4.0	41.93	58.11
Subtotal/Weighted Average	2,310	12,711,354	86.6	453,450,964	100.0	35.67	39.30
Signed leases not commenced	-	277,858	1.9	-	-	-	-
Available	-	1,499,193	10.2	-	-	-	-
Building Management Use	-	100,629	0.7	-	-	-	-
BOMA Adjustment(3)	-	85,061	0.6	-	-	-	-
Total/Weighted Average	2,310	14,674,095	100.0%	$453,450,964	100.0%	$35.67	$39.30

(1)	Represents annualized base rent divided by leased square feet.
(2)	Represents annualized base rent at expiration divided by leased square feet.
(3)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this quarterly package for certain definitions.

Douglas Emmett, Inc.	QUARTERLY OFFICE LEASE EXPIRATIONS – NEXT FOUR QUARTERS as of March 31, 2012

Submarket		Q2 2012	Q3 2012	Q4 2012	Q1 2013

Beverly Hills	Expiring SF(1)	49,914	24,509	38,342	26,824
	Rent per SF	$35.66	$47.87	$41.81	$46.26
Brentwood	Expiring SF(1)	63,673	39,084	97,056	62,297
	Rent per SF	$42.81	$45.07	$40.11	$38.54
Burbank	Expiring SF(1)	-	-	-	-
	Rent per SF	-	-	-	-
Century City	Expiring SF(1)	16,122	23,635	42,441	41,160
	Rent per SF	$36.90	$33.45	$40.44	$36.78
Honolulu	Expiring SF(1)	80,265	21,352	43,522	47,498
	Rent per SF	$30.50	$34.89	$33.72	$34.00
Olympic Corridor	Expiring SF(1)	23,427	23,818	63,529	79,070
	Rent per SF	$32.82	$35.05	$38.44	$33.66
Santa Monica	Expiring SF(1)	8,822	34,993	41,280	18,493
	Rent per SF	$38.49	$55.51	$41.78	$64.41
Sherman Oaks/Encino	Expiring SF(1)	77,888	85,258	126,998	21,452
	Rent per SF	$27.72	$34.13	$31.62	$30.56
Warner Center/Woodland Hills	Expiring SF(1)	73,829	63,232	69,833	23,428
	Rent per SF	$30.84	$31.07	$28.96	$31.90
Westwood	Expiring SF(1)	2,954	10,259	21,687	-
	Rent per SF	$33.60	$45.22	$36.87	-
Total	Expiring SF(1)	396,894	326,140	544,688	320,222
	Rent per SF	$33.24	$38.59	$36.14	$37.56

(1)
Includes all remaining leases which have an expiration date in the applicable quarter and which had not been renewed or extended as of March 31, 2012, including leases where someone other than the tenant (for example a subtenant) had already executed a new lease for the space as of March 31, 2012.  All month-to-month tenants are included in the expiring leases in the first quarter listed.

NOTE:  Please see the page titled "Definitions" at the end of this quarterly package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO LEASING ACTIVITY for the three months ended March 31, 2012

Net Absorption (1)
Leased rentable square feet		68,730
Net absorption % of leased rentable square feet		0.47%

Gross Leasing Activity	Number of leases	Rentable square feet
New	70	218,190
Renewal	92	390,464
Total	162	608,654

Weighted Average Lease Terms
New (in months)		53
Renewal (in months)		59
Blended (in months)		57

Quarterly Rent Change	Cash Rent(2)	Straight-Line Rent(3)
Expiring Rate	$37.45	$35.29
New/Renewal Rate	$31.83	$32.86
Change	(15.0%)	(6.9%)

Tenant Improvement and Leasing Commissions (4)	Total Lease Transaction Costs	Annual Lease Transaction Costs
New leases	$21.39	$4.86
Renewal leases	$14.84	$3.02
Blended	$17.19	$3.63

(1)	Excludes any property acquired during the quarter.
(2)	Represents the difference between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents on the same space.
(3)	Represents a comparison between straight-line rent on expiring leases and the straight-line rent for new and renewal leases on the same space.
(4)	Per rentable square foot. Represents weighted average lease transaction costs based on the leases executed in the current quarter in our properties.

NOTE:  Please see the page titled "Definitions" at the end of this quarterly package for certain definitions.

Douglas Emmett, Inc.	DEFINITIONS

Adjusted Funds From Operations (AFFO):  Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe can be a useful supplemental measure of our performance.  We compute AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and straight-line rents, and then subtracting recurring capital expenditures, tenant improvements and leasing commissions.  AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to stockholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income is the most directly comparable GAAP financial measure to AFFO.  We also believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to that of other REITs.

Annualized Rent:  Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the measurement date (does not include 277,858 square feet with respect to signed leases not yet commenced at March 31, 2012).  For our triple net Burbank and Honolulu office properties, annualized rent is calculated by adding expense reimbursements to base rent.

Fully Diluted Shares:  Represents ownership in our company through shares of common stock, units in our Operating Partnership and other convertible equity instruments.  Basic and diluted shares are calculated in accordance with GAAP and include common stock plus dilutive equity instruments, as appropriate.  During the three months ended March 31, 2011 , for GAAP purposes, all potentially dilutive instruments, including stock options, OP units and LTIP units (Long-Term Incentive Plan units that are limited partnership units in our Operating Partnership) have been excluded from our computation of weighted average dilutive shares outstanding because they were not dilutive.

Funds From Operations (FFO):  We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), adjusted to treat debt interest rate swaps as terminated for all purposes in the quarter of termination.  FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (other than amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.  We provide FFO as a supplemental performance measure because, by excluding real estate depreciation, amortization and gains and losses from property dispositions, it can illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, FFO can be used by investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to those other REITs’ FFO.  Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  FFO should not be used as a supplement to or substitute measure for cash flow from operating activities computed in accordance with GAAP.

Douglas Emmett, Inc.	DEFINITIONS

Net Operating Income (NOI):  Net operating income (NOI) is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  We present two forms of NOI:

• “NOI--GAAP basis” is calculated by excluding the following from our net income (or loss): general and administrative expense, depreciation and amortization expense, interest income, interest expense, income (or loss) from unconsolidated partnerships, income (or loss) attributable to noncontrolling interests, gains (or losses) from sales of depreciable operating properties, net income (or loss) from discontinued operations and extraordinary items.

• “NOI--Cash basis” is calculated by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.

We provide NOI as a supplemental performance measure because, by excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that NOI can be useful to investors as a basis to compare our operating performance with that of other REITs.  However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations).  Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance.  NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a substitute measure for cash flow from operating activities computed in accordance with GAAP.

Occupied: Represents percent leased less signed leases not yet commenced.
Properties Owned:  All properties included are 100% owned except 8 properties totaling 1.8 million square feet owned by our unconsolidated real estate Funds and a 79,000 square foot property owned by a joint venture in which we own a 66.7% interest.

Quarterly Average Percent Occupied: Represents the average of the percentage occupied on the last day of the period and the percent occupied on the last day of the prior period.
Rentable Square Feet:  Based on BOMA 1996 remeasurement.  Total consists of 12,989,212 leased square feet (includes 277,858 square feet with respect to signed leases not commenced), 1,499,193 available square feet, 100,629 building management use square feet, and 85,061 square feet of BOMA 1996 adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us, and reported in our consolidated results, during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold, contributed or otherwise removed from our consolidated financial statements before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

Shares of Common Stock outstanding: Represents undiluted shares, and so does not include OP units or other convertible equity instruments.